UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Ciprico Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Ciprico Inc.

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2005

3:30 PM

CIPRICO INC. HEADQUARTERS

17400 MEDINA ROAD

PLYMOUTH, MINNESOTA 55447

CIPRICO INC.	proxy
17400 MEDINA ROAD
PLYMOUTH, MINNESOTA 55447

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 28, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint James W. Hansen with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL BELOW.

1.	To set the number of members of the Board of Directors at seven.		☐	For	☐	Against	☐	Abstain

2.	To elect two Class II directors for the ensuing year.	01 Thomas F. Burniece 02 Gary L. Hokkanen	☐	Vote FOR all nominees (except as marked)		☐	Vote Withheld for all nominees

Instructions: To withhold authority to vote for any individual nominee, write the name of such nominee in the box at the right.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.		☐	Authorized ☐	Not Authorized

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 3.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.